EXHIBIT 10.2 A

                       Fulcrum Holdings of Australia Inc.
                            #410, 734 7th Avenue S.W.
                            Calgary, Alberta T2P 3P8
                     Tel: (403) 777-1800 Fax: (403) 777-1815
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June 19, 1998

AMERICAN BENEFITS GROUP, INC.
10, Fairway Drive, Suite 307
Deerfield Beach, Florida 33441

Dear Sirs:

Further to our recent conversations Fulcrum Holdings of Australia Inc., hereby grants to AMERICAN BENEFITS GROUP, INC. an option for American Benefits Group, Inc. to purchase Fulcrums interest in the World Gems Corporation contracts copies of which are attached hereto.

AMERICAN BENEFITS GROUP, INC. will have six months from the date hereof to exercise this option.

The consideration paid by AMERICAN BENEFITS GROUP, INC. for the option is US$ One hundred (US$100.00) Dollars the receipt of which is hereby acknowledged.

To exercise the option Fulcrum Holdings of Australia Inc. accepts your offer of:

(a) Issuance of AMERICAN BENEFITS GROUP, INC. common shares, subject to regulatory approval, in the amount of 1,000,000 shares at a price of US Ten One Hundredths of a (US$0.001)Cent per share

(b) Payment to Fulcrum Holdings of Australia of US$100,000.00 due to be paid prior to July 13, 2000 and secured by way of a promise note in our favor.

If the figure is acceptable to you please endorse your acknowledgment and acceptance where noted below.

Yours truly,
FULCRUM HOLDINGS OF AUSTRALIA INC.


/s/  Gerald E Sklar
---------------------------------
GERALD E. SKLAR

Acknowledged and Accepted

This  19     day of      June 1998.


/s/  Jerry G. Mikolajczyk
---------------------------------
President


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